UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 8, 2005

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

Ten Penn Center, 1801 Market Street, Philadelphia, PA	19103-1699

(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

     On June 10, 2005, Sunoco Logistics Partners L.P. (the “Partnership”) announced its intention to relocate its Western Pipeline System headquarters operations from Tulsa, OK to the Houston, TX area. On July 8, 2005, the Partnership executed a letter of intent for an office lease in the Houston, TX area. The Partnership’s general partner has offered to relocate all affected employees. The Partnership expects to complete the Western Pipeline System headquarters office transition by the end of first quarter 2006.

     The Partnership estimates that total non-recurring charges to be incurred in connection with the relocation plan will be approximately $5 million. These costs consist primarily of employee relocation costs and new hire requirements. The Partnership expects to record and disburse approximately one-third of these charges during the third and fourth quarters of 2005, with the remaining amount being recorded and disbursed in the first quarter of 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.
By:	Sunoco Partners LLC, its General Partner

By:	/s/ COLIN A. OERTON
Colin A. Oerton
Vice President and Chief Financial Officer

Date: July 13, 2005

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